Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form F-1 of our report dated August 14, 2019, relating to the consolidated financial statements of CHINA BIO-TECHNOLOGY HOLDINGS LIMITED as of March 31, 2019 and 2018, and for each of the two years in the period ended March 31, 2019, which are contained in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

Centurion ZD CPA & Co.

Hong Kong

June 11, 2020